UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (date of earliest event reported): December 12, 2017

                                 AMERICANN, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                  000-54231                 27-4336843
-----------------------------   ---------------------     ------------------
 (State or other jurisdiction   (Commission File No.)      (IRS Employer
  of incorporation)                                      Identification No.)


                          3200 Brighton Blvd., Unit 144
                                Denver, CO 80216
                      ------------------------------------
          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code: (303) 862-9000



                                       N/A
                        -------------------------------
          (Former name or former address if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On December 12, 2017, AmeriCann, Inc. (Company) entered into an amended and restated equity line agreement with Mountain States Capital, LLC (MSC)

         Under the equity line agreement, MSC agreed to provide the Company with up to $10,000,000 of funding through the purchase of shares of the Company's common stock.

         During the term of the Agreement, the Company, at its sole discretion, may deliver a Put Notice to MSC, which will specify the dollar amount which the Company wants to draw down under the Equity Line. The amount the Company can draw down at any one time is the lesser of twice the average of the 10-day average daily trading volume (computed by multiplying the volume weighted average price for each day by the number of shares traded for that day), or $500,000.

         A closing will occur on the date which is no earlier than five trading days following and no later than seven trading days following the applicable Put Notice. On each Closing Date, the Company will sell, and MSC will purchase, the shares of the Company's common stock specified in the Put Notice.

         The amount to be paid by MSC on a particular Closing Date will be determined by dividing the dollar amount specified in the Put Notice by the Purchase Price. The Purchase Price is 90% of the lowest daily volume weighted average price of the Company's common stock during the Pricing Period. The Pricing Period, with respect to a particular Put Notice, is five consecutive trading days including, and immediately following, the delivery of a Put Notice. However, no Put Notice may be delivered on a day that is not a Trading Day.

         The Company may specify a Minimum Price when submitting a Put Notice, provided however that the Minimum Price must be more than 75% of the Closing Price of the Company's Common Stock on the date immediately preceding the date of the delivery of the Put Notice. If the Purchase Price is less than the Minimum Price, the Company may, at its option, sell shares to MSC on the Closing Date using the Purchase Price. Notwithstanding the above, the Company will not sell any shares at a price below $1.00 per share.

         Using the formula contained in the Agreement, if the Company had delivered a Put Notice on December 14, 2017 specifying that it wanted to draw down $500,000, it would have sold approximately 204,000 shares of its common stock to MSC at the closing for that particular Put Notice.

         The Company is under no obligation to submit any Put Notices.

         The equity line agreement has a term of 18 months, which will begin on the effective date of the registration statement which the Company has agreed to file with the Securities and Exchange Commission so that the shares of common stock to be sold to MSC may be sold in the public market.

Item 9.01   Financial Statement and Exhibits

Number   Description

10.4        December 12, 2017 Agreement with Mountain States Capital, LLC (1)


(1) Incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 21, 2017.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2017.
                                  AMERICANN, INC.


                                  By:/s/ Benjamin J. Barton
                                     ------------------------------------------
                                     Benjamin J. Barton, Chief Financial Officer